EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of November, 1999 (the "Agreement"), between Computer Outsourcing Services, Inc., a Delaware corporation (the "Company"), and Zach Lonstein ("Executive");

                  WHEREAS, the Company and Executive are currently parties to an Employment Agreement dated as of January 1, 1995 (the "Old Employment Agreement");

                  WHEREAS, the Company and Executive desire to terminate the Old Employment Agreement as of the date hereof and enter into a new employment agreement; and

                  WHEREAS, the Company and the Executive now desire to enter into the Agreement, in order to memorialize the terms and conditions of Executive's relationship with the Company.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

1.       Termination of Old Employment Agreement; Employment;
         Election to Board of Directors.
         ----------------------------------------------------

(1)      The Old Employment Agreement is hereby terminated.

(2) The Company hereby employs Executive to render services as the Chairman of the Board and Chief Executive Officer of the Company.

(3) During the Term of this Agreement (as hereinafter defined), the Company shall nominate the Executive to serve as a member of the Board of Directors of the Company and the Company's Chairman of the Board to be elected at each annual meeting of stockholders of the Company (and any special meeting of stockholders at which directors are to be elected) held during each year of the Term of this Agreement.

2.       Position and Duties.
         -------------------

1.

                                       -5-
249832.4
         The Executive shall have such responsibilities, perform such duties and have such authorities as is consistent with his position as the Chairman of the Board and Chief Executive Officer of the Company, reporting to, and subject only to the direction and control, of the Board of Directors of the Company (the "Board"). Executive hereby accepts such employment and agrees to render his services (unless prevented by sickness, injury or other incapacity) fully, faithfully, and to the best of his ability. Executive's services shall be exclusive to the Company, except that Executive may engage in charitable and community activities and give attention to his outside investment interests so long as such activities do not interfere with the performance of his duties hereunder. Executive may also serve as a member of the board of directors of other unaffiliated corporations so long as Executive's service on such boards of directors does not interfere with the ability of Executive to perform his duties hereunder.

3.       Place of Employment.
         -------------------

         The Company agrees that Executive will be located, and will render such services (subject to necessary and appropriate business related travel), at the Company's offices in Leonia, New Jersey.

4.       Term.
         ----

         The term of Executive's employment with the Company under this Agreement shall be for a continuous period of three (3) years (the "Term"). The Term shall initially commence on November 1, 1999 and end on October 31, 2002, but at the end of each day beginning with October 31, 2001, the Term shall automatically be extended by one additional day unless the Company or the Executive shall give written notice to the other of his or its intention, as the case may be, not to extend the Term; it being the intention of the parties that the Term of Executive's employment shall at all times after October 31, 2001 have an unexpired Term of one (1) year unless either party has theretofore given written notice in accordance herewith.

5.       Compensation and Benefits.
         -------------------------

(1) Base Salary. During the first year of the Agreement, the Company shall pay to the Executive a base salary (the "Base Salary") of $375,000. For each year thereafter during the Term, the Executive's Base Salary shall be increased by an amount equal to the greater of (i) five percent (5%) or (ii) as the compensation committee of the Board shall otherwise determine, and the Base Salary as thereafter increased shall be the Base Salary for all purposes of this Agreement. Once established at any specified rate, the Executive's Base Salary shall not be reduced. The Base Salary shall be payable to the Executive in installments on the Company's normal payroll dates, but not less frequently than twice a month.

(2) Bonus. During each year of the Term, the Executive shall be entitled to a bonus (the "Bonus") of the greater of (i) up to one hundred percent (100%) of the Executive's then Base Salary, or (ii) as the compensation committee of the Board shall otherwise determine, in either case such bonus shall be based upon parameters to be determined by the compensation committee of the Board during each year of the Term. The Bonus as determined for each year during the Term shall be paid to Executive not later than ninety (90) days following the end of such year.

(1)

(3) Withholding Taxes. Payments of Base Salary and Bonus shall be subject to all withholding taxes.

(4) Options. Subject and pursuant to the terms and conditions of the Company's 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan"), the Company agrees to promptly cause to be granted to the Executive the right and option to purchase up to 150,000 shares of common stock (the "Options") of the Company, par value $.01 per share ("Common Stock"), to be issued as provided in the Plan. All such Options shall be non-qualified stock options, shall have a term of ten
         (10) years from the date of grant, shall be exercisable for at least one (1) year after the date of the Executive's termination of employment with the Company for any reason, other than Cause (as hereinafter defined), and shall be exercisable at a price equal to the Fair Market Value (as defined in the Plan) on November 1, 1999, the date of grant. Options to purchase 50,000 shares of Common Stock shall vest immediately on the date of grant and Options to purchase the remaining 100,000 shares of Common Stock shall vest at the rate of 4,167 shares of Common Stock per month at the beginning of each month during the first two (2) years of the Term.

6.       Executive Benefits.
         ------------------

(1)      Vacation and Other Leave. Executive shall be entitled to at least six
         (6) weeks paid vacation, and such other holiday, sick leave, personal days and other "leave" benefits commensurate with his position as a senior executive officer of the Company and in accordance with the Company's regular policies in effect prior to the date hereof with respect to the Executive.

(2) Group Medical, Life and Disability Insurance. During the Term of this Agreement, Executive shall be entitled to participate, at the Company's expense, in all of the Company's group health, life and (subject to Section 6(e)) disability insurance plans generally provided to its senior executives from time to time and shall be entitled to participate at the Company's expense in any other benefit plans that may become generally available to executives and employees of the Company; provided, that Executive and his immediate family shall be covered by the Company's health plan during the Executive's lifetime.

(3) Pension and Profit Sharing Plans. During the Term of this Agreement, Executive shall be entitled to participate, at the Company's expense, in all pension, profit sharing and retirement plans now existing or hereafter established by the Company for senior executives (to the extent permitted by the terms of each such plan); provided, that such plans will remain in effect only for so long as the Board deems it to be in the best interest of the Company to do so.

(1)

(4) Life Insurance. The Company shall be exclusively responsible for maintaining a life insurance policy in the amount of $2 million with respect to the Executive where the Company (and/or its lenders by collateral assignment) is the beneficiary with respect to $1 million and the beneficiary or beneficiaries with respect to the other $1 million shall be designated by the Executive. Executive shall reimburse the Company for the premiums relating to $1 million of such coverage. Executive hereby consents to the maintenance by the Company of such life insurance policies and agrees to cooperate with the Company in obtaining such policies by completing necessary applications and submitting to necessary medical examinations.

(5) Additional Benefits. During the Term, Executive shall also be entitled, at the expense of the Company, to all other benefits provided to him during the Company's fiscal year ended October 31, 1999, including, without limitation, a disability insurance policy with respect to Executive with terms, coverage and benefits at least equal to the policy then in effect.

7.       Expenses; Requisites.
         --------------------

(1) Reimbursement; Vouchers. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in connection with his employment hereunder. The Executive shall submit to the Company such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

(2) Automobile. The Company shall, during the Term, provide Executive with the use of a current model automobile owned or leased by the Company of the same or equivalent type and class as currently provided and the Company shall pay for and/or reimburse Executive for all maintenance and repairs thereon as well as for gasoline, tolls and parking expenses for business use of such automobile for the Company, upon submission of such documentation as may be reasonably required by the Company.

(3) Office; Telephone. Executive shall be furnished with office facilities and services suitable to his position as the Chairman of the Board and Chief Executive Officer of the Company, as well as at the Company's expense, business use of cellular telephone(s), beeper(s) and a second telephone line at Executive's residence.

(4) Health Club. The Company shall purchase membership, at a reasonable rate, for Executive at a health club of Executive's choice and pay related expenses.

8.       Confidentiality; Non-Solicitation.
         ---------------------------------

1.

(1) During the Term of this Agreement and for two (2) years after the last day of the Term of this Agreement, Executive shall not use for competitive purposes, or divulge to any other person, firm or corporation (otherwise than in furtherance of the business purposes of the Company, or any of its subsidiary or affiliated companies), any confidential information of the Company. "Confidential Information" shall mean information contained in the current and potential customer lists, marketing and business plans and financial records of the Company, and specifications of proprietary products under development and not yet marketed or sold by the Company; provided, that confidential information shall not include (and the restrictions of this Section 8(a) shall not apply to) any information which: (i) is at the time of disclosure, part of the public domain or thereafter through no action of Executive in violation of this Agreement, becomes a part of the public domain or is generally known in the computer outsourcing industry through no violation of this Agreement; (ii) information which has been publicly disclosed by the Company or any parent, subsidiary or affiliated corporation in public announcements, press releases or in publicly available governmental filings; or (iii) is required to be disclosed by court order or compliance with governmental requirements or legal process.

(2) During the Term of this Agreement, Executive shall not, on behalf of himself or any other person, firm or entity (i) solicit any person employed by the Company or any of its subsidiaries at the time of Executive's termination, for employment by Executive or any other person, firm or entity or (ii) solicit any client of the Company or any of its subsidiaries at or prior to the time of Executive's termination for the provision of computer outsourcing services by any person, firm or entity other than the Company and its subsidiaries.

(3) Executive agrees that damages at law would not be an adequate remedy for violation of the covenants set forth in this Section 8 by Executive, and he therefore agrees that these covenants may be specifically enforced against him in any court of competent jurisdiction.

9.       Termination.
         -----------

         (a) Death, Disability, Expiration of Term. Executive's employment under this Agreement shall terminate upon the death or Disability (as hereinafter defined) of Executive or upon the expiration of the Term as provided herein.

(1) Cause. The Board may terminate the Executive's employment for Cause. For purposes of this Agreement, the Board shall have "Cause" if: (A) the Executive is convicted of a felony; (B) the Executive willfully and continually fails to substantially perform his duties hereunder (other than as a result of incapacity due to physical or mental injury or illness), after the Board delivers a written demand for substantial performance to the Executive that specifies the manner in which the Board believes the Executive has failed substantially to perform his duties hereunder and the Executive shall not have corrected such failure within fourteen (14) business days (or, if such failure cannot be corrected immediately, commenced and is diligently pursuing the correction of such failure) after his receipt of such demand; or (C) the Executive engages in willful misconduct in the performance of his duties hereunder that is demonstrably and materially injurious to the Company. No action, or failure to act, by the Executive shall be considered "willful" if it is done by the Executive in good faith and with the reasonable belief that his action or omission was in the best interest of the Company.

(2) Termination by the Executive for Good Reason. The Executive shall have the right to terminate his employment with the Company at any time for Good Reason by giving the Company notice in accordance with paragraph
         (e) below. Good Reason shall mean any of the following: (i) removal or failure of the Executive to continue as Chairman of the Board and Chief Executive Officer, (ii) a material diminution in the nature or scope of Executive's duties or responsibilities or the assignment of any duties or responsibilities materially inconsistent with his position as Chairman of the Board and Chief Executive Officer, (iii) the relocation of the Company's principal executive officer to a location more than 25 miles from its current location, or (iv) the failure of the Company, after five (5) days notice, to comply with any of the terms contained in Section 5 or Section 6 of the Agreement.

(3) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than pursuant to paragraph (a) above) shall be communicated by a written notice to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination not satisfying the requirements of this subsection (d) shall not be effective.

(4) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, or by reason of his Disability, the date all of the conditions to constitute a Disability have occurred, or, if upon expiration of the Term, the last day of the Term, (ii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (iii) if the Executive's employment is terminated by Executive for Good Reason, the date which is seven (7) days after the date on which the Notice of Termination is given.

(5) Disability. For purposes of this Agreement, "Disability" shall mean if, due to illness or injury, Executive has been unable to perform his duties for a continuous period of six (6) consecutive months or more, and the Board determines in good faith that Executive has become totally disabled (which shall include a certificate from a reputable, licensed medical doctor having expertise in the disability to which Executive is subject, that Executive has become totally and permanently disabled and is not likely to be able to resume his duties to the Company for a period of at least an additional six (6) months.

(1)

10.      Compensation and Benefits upon Termination.
         ------------------------------------------

                  (a) Death, Disability or Expiration of Term. Upon the termination of Executive's employment because of (i) Executive's death, Executive's estate shall be entitled to receive two times his Base Salary, (ii) Executive's Disability, Executive shall be entitled to receive two times his Base Salary plus all disability benefits or (iii) the expiration of the Term, Executive shall be entitled to receive his Base Salary through the Date of Termination and in each event outlined in (i), (ii) and (iii), a pro rata portion (based upon the number of days elapsed in the year to the Date of Termination) of such bonus, if any, as the Board shall reasonably determine would have been payable to Executive in respect of the fiscal year in which Executive's employment terminates, such payments in all such events to be paid within thirty
         (30) days of the Date of Termination.

(1) Cause. Upon the termination of Executive's Employment for Cause or upon termination by Executive without Good Reason, Executive shall be entitled to receive on the Date of Termination only his accrued and unpaid Base Salary to the Date of Termination.

(2) Early Termination. Upon the termination of Executive's employment by Executive for Good Reason, the Executive shall be entitled to receive in his sole discretion either in a lump sum on the first day of the month following the Date of Termination or in equal monthly installments commencing with the month immediately following the month of the Date of Termination his Base Salary for two (2) years after the Date of Termination plus, a prorated portion (based upon the number of days elapsed in the fiscal year to the Date of Termination) of his Bonus for the fiscal year in which the Notice of Termination shall have been given, computed on the assumption that the Company's actual performance equals one hundred percent (100%) of targeted performance for such year; provided, however that regardless of any proration, Executive shall be entitled to receive at least one-half of the Bonus Executive would have received for the entire fiscal year in which Executive's employment was terminated had Executive's employment not been terminated. In addition, notwithstanding any provision in any option agreement to the contrary, ten (10) days before the Date of Termination, any unexercisable stock options shall become exercisable, and the restrictions on any restricted stock shall lapse. Further, the period of performance for any performance-related units or awards for which the performance period has not expired, shall be deemed to have expired at the end of the month preceding the Date of Termination, and Executive shall be entitled to receive the value of such units or awards at the end of such month on the basis of an equitable prorating of the performance period, performance targets and award amounts.

(3) Other Benefits. In addition to the foregoing, upon termination of Executive's employment for any reason whatsoever (including Cause), Executive shall receive such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant.

(1)

(4) No Mitigation. The Executive shall have no obligation to take any action to mitigate or offset any amounts payable by the Company pursuant to this Section 10 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of the Executive's employment or otherwise.

(5) Continuation of Agreement Provisions. The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement as an entirety or to adversely affect the respective continuing rights and obligations of the parties under Sections 8, 11, 12 and 16 of this Agreement, all of which shall survive the effective date of such termination of employment in accordance with their respective terms.

11.      Merger or Reorganization.
         ------------------------

         This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred, and the Company shall require the successor to the Company as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to all or a substantial portion of its business and/or assets as aforesaid.

12.      Arbitration.
         -----------

1.

         Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the third arbitrator, the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne by the Company.

         Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's agreements in Section 8 hereof.

13.      Non-Assignability.
         -----------------

         The obligations of Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

14.      Amendment.
         ---------

         This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by both of the parties hereto.

15.      Notices.
         -------

         All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows:

                           If to Executive to:

                                    Zach Lonstein
                                    910 Fifth Avenue
                                    New York, New York 10021

                           If to the Company to:

                                    Computer Outsourcing Services, Inc.
                                    2 Christie Heights Street
                                    Leonia, New Jersey 07605
                                    Attention:       Secretary

or at such other place as may be designed in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited, postage prepaid, in the United States Mail.

16.      Indemnification.
         ---------------

         The Company will indemnify the Executive (and his legal representatives, heirs, estate or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of any proceeding) by the laws of the jurisdiction of the incorporation of the Company as in effect at the time of the subject act or omission, or by the certificate of incorporation and by-laws of the Company as in effect at such time or on the date of this Agreement, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for a person serving or having served in the positions and offices in which the Executive is serving or has served), against all costs, charges and expenses whatsoever incurred or sustained by him (or his legal representatives, heirs, estate or other successors) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives, heirs, estate or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary, or by reason of his serving or having served any other enterprise as a director, officer or employee at the request of the Company or any subsidiary.

17.      Waiver, Modification.
         --------------------

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18.      Severability.
         ------------

         The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

19.      Choice of Law.
         -------------

         This Agreement shall be governed by the laws of the State of New Jersey, without reference to such State's conflict of law rules.

20.      Entire Agreement.
         ----------------

         This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement.

21.      Beneficiaries; References.
         -------------------------

         The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of his incompetence, all references in the Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.


                                     COMPUTER OUTSOURCING SERVICES, INC.

                                     By:              /s/
                                    -----------------------------------------
                                     Name:      ZACH LONSTEIN